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                                                                     EXHIBIT 5.1

      OPINION OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION

                                January 16, 2007

Isilon Systems, Inc.
3101 Western Avenue
Seattle, Washington 98121

      RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

      We have examined the registration statement on Form S-8 (the "Registration Statement") to be filed by Isilon Systems, Inc., a Delaware corporation, with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 16,788,854 shares of your Common Stock, par value $0.00001 per share (the "Shares"), reserved for issuance under the Amended and Restated 2001 Stock Plan, the 2006 Equity Incentive Plan and the 2006 Employee Stock Purchase Plan (the "Plans"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the Plans.

      It is our opinion that, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, the Shares will be legally and validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the registration statement, and further consent to the use of our name wherever appearing in the registration statement and any amendments thereto. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the registration statement, including this opinion as an exhibit or otherwise.

                               Very truly yours,

                               WILSON SONSINI GOODRICH & ROSATI,
                               Professional Corporation

                               /s/ WILSON SONSINI GOODRICH & ROSATI, P.C.